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                                                                   Exhibit 99(c)

              AMENDMENT NUMBER ONE TO LIMITED PARTNERSHIP AGREEMENT

                  This Amendment Number One (the "Amendment") to the Limited Partnership Agreement of Newhall Management Limited Partnership is entered into as of the 19th day of July, 2000, by and between Newhall Management Corporation, a California corporation ("NMC"), Newhall General Partnership, a California general partnership ("NGC"), as general partners, and the other parties set forth on the signature page attached hereto as limited partners. The Amendment hereby amends that certain Limited Partnership Agreement of Newhall Management Limited Partnership dated November 14, 1990 (as amended, "Partnership Agreement") by the parties listed therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement, as amended hereby.

                                    AGREEMENT

                  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree to amend the Partnership Agreement, effective immediately, as follows:

                  1.       AMENDMENTS TO PARTNERSHIP AGREEMENT.

                           a. Section 12.1(C) shall be amended and restated in its entirety to read as follows:

                  "Except (i) as provided in Section 12.2, (ii) with respect to the transfer from the Original Limited Partner to the Limited Partners pursuant to Section 7.2, (iii) with the express written consent of the Managing General Partner, or (iv) to a trustee of a revocable inter vivos trust for the exclusive benefit of the Partner and/or the Partner's spouse ("Permitted Transfer" and the transferee shall be referred to as "Permitted Transferee") so long as such Permitted Transferee agrees in writing to be bound by the terms and conditions of this Agreement as applicable to a Limited Partner, no Limited Partner may Transfer any of his or her Limited Partners' Units or any interest therein. Any purported Transfer of any Limited Partners' Units contrary to this Agreement shall be null and void, and the purported purchaser or other transferee shall acquire no interest whatsoever in such Limited Partners' Units."

                           b. Section 12.2(A)(i) shall be amended and restated in its entirety to read as follows:

                           "(i) in the case of a Limited Partner who is a director of NNMC, or a Limited Partner who received its Units through a Permitted Transfer from a director of NNMC, such director ceases to be a director of NNMC for any reason;"

                           c. Section 12.2(A)(i) shall be amended and restated in its entirety to read as follows:

                           "(ii) in the case of a Limited Partner who is a shareholder of NNMC or a Limited Partner who received its Units through a Permitted Transfer from a shareholder of NNMC, such shareholder either fails to execute or materially breaches the Shareholders' Agreement or the Voting Trust Agreement, as they may be amended from time to time;"

                  3. CONSTRUCTION. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

                  4. ENTIRE AMENDMENT. This Amendment constitutes the entire agreement among the parties pertaining to the subject matter hereof and supercedes any and all prior or contemporaneous


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amendments relating to the subject matter hereof. Except as expressly amended hereby, the Partnership Agreement shall remain unchanged and in full force and effect. This Amendment shall be deemed part of and is hereby incorporated into the Partnership Agreement. To the extent that any term and conditions of the Partnership Agreement shall contradict or be in conflict with any terms or conditions of this Amendment, the terms and conditions of this Amendment shall control.

                  5. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

                  6. AMENDMENTS. This Amendment cannot be altered, amended, changed or modified at any time and from time to time in the manner set forth in
Section 6.9 of the Partnership Agreement.


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                  IN WITNESS WHEREOF, the undersigned have caused this Amendment
Number One to the Limited Partnership Agreement of Newhall Management Limited Partnership to be executed and delivered as of the date first written above.

                             GENERAL PARTNERS:

                             NEWHALL MANAGEMENT CORPORATION,
                             a California corporation


                             By:     /s/ Trude Tsujimoto
                                 -----------------------------------------------
                                       Name:  Trude A. Tsujimoto
                                       Title:  Secretary

                             NEWHALL GENERAL PARTNERSHIP

                             By:    /s/ Thomas L. Lee
                                 -----------------------------------------------
                                       Name:  Thomas L. Lee
                                       Title:  General Partner, Attorney-In-Fact


                             LIMITED PARTNERS:

                                        /s/ George L. Argyros
                                       -----------------------------------------
                                      George L. Argyros

                                        /s/ Gary M. Cusumano
                                       -----------------------------------------
                                      Gary M. Cusumano

                                        /s/ Thomas L. Lee
                                       -----------------------------------------
                                      Thomas L. Lee

                                        /s/ Thomas V. McKernan, Jr.
                                       -----------------------------------------
                                      Thomas V. McKernan, Jr.

                                        /s/ Henry K. Newhall
                                       -----------------------------------------
                                      Henry K. Newhall

                                        /s/ Jane Newhall
                                       -----------------------------------------
                                      Jane Newhall

                                        /s/ Peter Pope
                                       -----------------------------------------
                                      Peter T. Pope

                                        /s/ Carl E. Reichardt
                                       -----------------------------------------
                                      Carl E. Reichardt

                                        /s/ Thomas Sutton
                                       -----------------------------------------
                                      Thomas C. Sutton

                                        /s/ Barry Lawson Williams
                                       -----------------------------------------
                                      Barry Lawson Williams

                                        /s/ Ezra Zilkha
                                       -----------------------------------------
                                      Ezra K. Zilkha


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